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                       * * * FOR IMMEDIATE RELEASE * * *

                            ISSUED FEBRUARY 20, 1997



                      ITALIAN OVEN ANNOUNCES NAME CHANGE,
                    STORE CLOSINGS AND DIRECTOR RESIGNATION



FOR MORE INFORMATION

CONTACT J. GARVIN WARDEN at (412) 537-8430


LATROBE, PENNSYLVANIA: The Italian Oven, Inc. (the "Company") today announced that it had changed its name following the sale of substantially all of its assets to the Italian Oven LLC (formerly I.O. Franchise LLC), an affiliate of the Whitecliff Group, Inc. The Company is now named "Store Liquidation Company, Inc."

     The sale to Italian Oven LLC closed on January 31, 1997. Certain proceeds of the sale were placed in escrow pending the transfer of liquor licenses for restaurants acquired by the buyer.

     The Company also announced that it had closed four unsold restaurants located in Columbus (2), Lancaster and Springfield, Ohio.

     In addition, the Company announced the resignation of James A. Rudolph as a member of its Board of Directors.



                                  EXHIBIT 99.3

                                       1